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                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SAGENT TECHNOLOGY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

                                 [SAGENT LOGO]

                            SAGENT TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001

TO THE STOCKHOLDERS OF SAGENT TECHNOLOGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sagent Technology, Inc., a Delaware corporation (the "Company" or "Sagent"), will be held on May 31, 2001 at 2:00 p.m., Pacific Time, at the Company's principal executive office at 800 West El Camino Real, Suite 300, Mountain View, CA 94040 for the following purposes:

     1. To elect two Class II directors for a term of three years and until their successors are duly elected and qualified;

     2. To ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2001;

     3. To increase the number of shares authorized for issuance under the Company's 1999 Employee Stock Purchase Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 27, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          By order of the Board of Directors of
                                          Sagent Technology, Inc.

                                          /s/ KENNETH C. GARDNER
                                          Kenneth C. Gardner
                                          Chairman of the Board

Mountain View, California
May 2, 2001

                            SAGENT TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Sagent Technology, Inc. for use at the Annual Meeting of Stockholders to be held on May 31, 2001 at 2:00 p.m., Pacific Time, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive office at 800 West El Camino Real, Suite 300, Mountain View, CA, 94040. Our telephone number at that location is (650) 815-3100.

     These proxy solicitation materials were mailed on or about May 2 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on April 27, 2001, the record date, are entitled to notice of and to vote at the Annual Meeting. At the record date, 36,512,762 shares of our common stock, $0.001 par value, were issued and outstanding. The closing price of our common stock on the record date, as reported on the Nasdaq National Market, was $2.20 per share.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us or our transfer agent a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share of our common stock outstanding as of April 27, 2001 has one vote. See "Election of Directors -- Required Vote."

     When Proxies are properly dated, executed and returned, the shares of our common stock they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     - "FOR" the election of the nominees for directors set forth herein; and

     - "FOR" the ratification of the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2001.

In addition, if other matters come before the Annual Meeting, the persons named in the accompanying Form of Proxy will vote in accordance with their best judgment with respect to such matters.

     The cost of soliciting proxies will be borne by us. We have retained the services of Mellon Investor Services to aid in the solicitation of proxies. We will reimburse Mellon Investor Services for reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders which are intended to be presented by such stockholders at our next Annual Meeting of Stockholders to be held in May 2002 must be received by us no later than January 28, 2002 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the 2002 meeting by a stockholder, such stockholder must provide written notice delivered to our Secretary no later than December 31, 2001. A copy of the full text of the bylaw provision discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in the proxy materials, should be sent to Sagent Technology, Inc., 800 W. El Camino Real, Suite 300, Mountain View, CA 94040.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore be counted only for purposes of determining the presence or absence of a quorum and will not be considered shares entitled to vote. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of shares entitled to vote has been obtained with respect to a particular matter.

FISCAL YEAR END

     Our last fiscal year ended on December 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a).

     Based solely on our review of copies of such forms we received, or on written representations from certain reporting persons that no other reports were required for such persons, we believe that, during the last fiscal year all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with except as follows: (i) the Form 5 for Shanda Bahles for a transaction occurring in June 2000, (ii) the Form 4 for David Eliff for transactions occurring in June and October 2000,

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(iii) the Form 3 for Robert Flynn and the Form 5 for a transaction in December
2000, (iv) the Form 4 for Malcolm Hobbs for a transaction occurring in June 2000, (v) the Form 5 for Kenneth Holcomb for transactions occurring in June and October 2000, (vi) the Form 5 for Klaus Luft for a transaction occurring in June 2000, (vii) the Form 5 for Keith Maib for a transaction occurring in June 2000,
(viii) the Form 3 for Jack Peters and the Form 5 for a transaction in December 2000, (ix) the Form 5 for Jeffrey T. Webber for a transaction occurring in June 2000, and (x) the Form 5 for John Zicker for two transactions occurring in August 2000.

INDEPENDENT ACCOUNTANTS

     On October 13, 2000, we dismissed PricewaterhouseCoopers LLP as our independent accountants. The audit committee of our board of directors participated in and approved the decision to change independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for the fiscal years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the fiscal years ended December 31, 1998 and 1999, and through the period ending October 13, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on financial statements for such periods.

     We retained KPMG LLP as our independent auditors effective as of October 13, 2000. During the fiscal years ended December 31, 1998 and 1999 and the period ended October 13, 2000 we did not consult with KPMG LLP regarding (i) either: the application of accounting principles to a specific transaction, either contemplated or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that KPMG LLP concluded was an important factor we considered in reaching a decision as to the accounting, auditing or financial issue; or (ii) any matter that was either the subject of a disagreement or reportable event with PricewaterhouseCoopers LLP.

     The Board of Directors has appointed, at the recommendation of the Audit Committee of the Board of Directors, KPMG LLP as our independent public accountants to audit our financial statements for the fiscal year ending December 31, 2001.

     Our financial statements for the year ended December 31, 2000 were audited by KPMG LLP. A representative of KPMG LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     Our Board of Directors is currently comprised of seven (7) directors who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES FOR CLASS II DIRECTORS

     Two Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2004. The Board of Directors has nominated Mr. Keith Maib for re-election, and Mr. Andre Boisvert for election, as Class II directors. Unless otherwise instructed, the persons named in the enclosed Proxy intend to vote proxies received by them for the re-election of Mr. Maib and the election of Mr. Boisvert. We expect that each of
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Mr. Maib and Mr. Boisvert will accept such nomination; however, in the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of each person elected as a director will continue until such director's term expires in 2004 or until such director's successor has been elected and qualified.

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

     Set forth below is certain information regarding the nominees for Class II directors and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     KEITH MAIB, age 42, has been a member of our Board of Directors since July 1999. Mr. Maib is the founder and managing partner of Canterbury Court Associates, LLC, a crisis and turnaround management firm. He is currently serving as the Chief Restructuring Officer of RSL Communications Ltd. Previously Mr. Maib was the President, Chief Executive Officer and a Director of PennCorp Financial Group (currently known as Southwestern Life Holdings, Inc.), a life insurance holding company; Chief Financial Officer of Acordia, Inc., a property and casualty insurance broker; a partner at Coopers & Lybrand; the Chief Operating Officer of Borland, Inc., a software manufacturer; and a partner at Price Waterhouse. He is also a director of deltathree.com, a publicly traded company, and a number of privately held companies. Mr. Maib graduated in 1981 from the University of Kansas with a B.S. degree in Accounting.

     ANDRE BOISVERT, age 47, has been a director since April 2001. Prior to joining the board of directors, Mr. Boisvert worked in various sectors of the technology industry, including engineering, sales, finance and marketing, through his involvement in start-up companies, turn around situations and public offerings. Previously, Mr. Boisvert served as President and Chief Operating Officer of SAS Institute, Inc. from January 2000 through February 2001; Special General Partner of Southeast Interactive Technology Funds from July 1996 through December 1997 and also as interim CEO for two of the fund's portfolio companies; Senior Vice President, Worldwide Marketing of Oracle Corporation from June 1994 through February 1995; and multiple positions at IBM Corporation between May 1976 and March 1989. Mr. Boisvert also held executive positions at Wang Laboratories and Cognos Corporation. Mr. Boisvert currently serves on the board of directors of several privately held companies, works as an independent consultant and serves as a Limited Partner in Southeast Interactive Technology Funds.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     KENNETH C. GARDNER, age 50, has been a member of our Board of Directors since commencement of operations in June 1995 and has been Chairman of the Board since August 2000. He also served as our President and Chief Executive Officer from June 1995 until August 2000. From March 1994 until March 1995, Mr. Gardner was Vice President of Products at Borland International, Inc., which has since changed its name to Inprise Corporation, an enterprise applications company. Mr. Gardner is a director of CommerceOne Inc., a publicly traded company, and NetAcumen Inc., a privately held company. Mr. Gardner received his B.S.C. degree in Finance from the University of Louisville.

     JOHN ZICKER, age 43, has been a director since our commencement of operations in June 1995 and served as Executive Vice President, Technology, and Chief Technology Officer from June 1995 through September 2000. Mr. Zicker has provided and continues to provide us with consulting services since his resignation as CTO in September 2000. In addition, Mr. Zicker has 13 years of experience in software development and image processing at NASA Ames Research Center, Lawrence Livermore Laboratories and the Stanford Linear Accelerator Center. Mr. Zicker received his B.S. degree in Electrical Engineering at the University of California at Davis and his M.S. degree in Electrical Engineering from the University of Wisconsin at Madison.

     BEN C. BARNES, age 55, has served as President and Chief Executive Officer and as a member of our Board of Directors since August 2000. From January 1996 until August 2000, Mr. Barnes was the General

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Manager of the Global Business Intelligence Solutions unit of IBM and also a member of IBM's Senior Management Group. From May 1987 until June 1993 Mr. Barnes was General Manager of Teradata Corp. Mr. Barnes received his B.B.A. degree from Georgia State University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     SHANDA BAHLES, age 45, has been a member of our Board of Directors since May 1995. Since May 1991, Ms. Bahles has been a General Partner of El Dorado Ventures, a venture capital firm. Ms. Bahles is a director of Stonefly Networks, FusionOne, MS2, Inc. and Slam Dunk Networks, which are privately held companies. Ms. Bahles received her B.S.E.E. and M.B.A. degrees from Stanford University.

     KLAUS S. LUFT, age 59, has been a member of our Board of Directors since April 1999. Mr. Luft is the founder, owner and President of Market Access for Technology Services GmbH (MATCH), a private company in Munich, Germany that provides sales and marketing services to high technology companies. Mr. Luft is also the founder and chairman of the supervisory board of Artedona AG, a privately held company for e-commerce established in 1999 and headquartered in Munich, Germany. Since August 1990, Mr. Luft has served as Vice Chairman and international Advisor to Goldman Sachs Europe Limited. He also serves on the Board of Directors of Dell Computer Corporation and BroadVision, Inc., which are publicly traded companies. Mr. Luft is also a member of the International Advisory Board of the Business School -- International University of Germany.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of seven (7) meetings during the last fiscal year. During the fiscal year ended December 31, 2000, no director attended fewer than 75% of the meetings of the Board of Directors or the meetings of committees, if any, upon which such director served, except Mr. Keith Maib, who attended 71% of the meetings of the Board of Directors and 100% of the Audit Committee meetings. Certain matters approved by the Board of Directors were approved by unanimous written consent.

     The Audit Committee of the Board of Directors, which was formed in 1998, currently consists of Mr. Keith Maib, Ms. Shanda Bahles and Mr. Andre Boisvert. Mr. Boisvert replaced Mr. Jeffrey T. Webber, a former board member who served on the Audit Committee during 2000. The Audit Committee reviews our annual audit and is primarily responsible for approving the services performed by our independent auditors and for reviewing and evaluating our accounting principles and our systems of internal accounting controls. The Audit Committee held a total of three (3) meetings during the last fiscal year.

     The Compensation Committee, which was formed in 1998, currently consists of Ms. Shanda Bahles, Mr. Klaus S. Luft and Mr. Keith Maib. The Compensation Committee, which generally meets in conjunction with Board meetings and as deemed necessary by the Board of Directors, reviews and approves our executive compensation policy and makes recommendations concerning our employee benefit policies. The Compensation Committee held one (1) meeting which was not in conjunction with Board meetings during the last fiscal year.

     The Board of Directors does not have a nominating committee nor any committee performing such function.

DIRECTOR COMPENSATION

     Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with attendance at meetings of the Board of Directors. In addition, in the past, certain directors have been granted stock options for their service on the Board. We do not intend to pay cash fees for the services of its Board members in the immediate future, nor to provide for the automatic grant of stock options to our directors.

     Options may be granted to directors under our 1999 Director Option Plan, which was approved by our stockholders in February 1999. The Board, in its discretion, selects directors to whom options may be granted, the time or times at which such options may be granted, the number of shares subject to each
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grant and the period over which such options become exercisable. All options granted to directors under the option plan contain the following provisions: the exercise price per share of common stock is 100% of the fair market value of our common stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; and the option may be exercised only while the outside director remains a director or within ninety days after the date he or she ceases to be a director or service provider to us. Upon a proposed liquidation or dissolution of the company, the options will terminate immediately prior to such action; and in the event of a merger or sale of substantially all of our assets, each option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the 1999 Director Option Plan, subject to stockholder approval in certain circumstances.

     In June 2000, each of Ms. Shanda Bahles, Messrs. Klaus Luft and Keith Maib, and then-director Mr. Jeffrey T. Webber received an option to purchase 15,000 shares of our common stock at an exercise price of $6.25 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee of the Board of Directors is currently or has been one of our officers or employees at any time since our formation. During fiscal year 2000, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

REQUIRED VOTE

     If a quorum is present and voting, the two nominees for director receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes" above.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                           THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, at the recommendation of the Audit Committee of the Board of Directors, KPMG LLP as our independent public accountants to audit our financial statements for the fiscal year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment.

     KPMG LLP audited our financial statements for the year ended December 31, 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the stockholders.

REQUIRED VOTE

     The stockholders are being asked to ratify the appointment of KPMG LLP as our independent public accountants. The affirmative vote of the holders of a majority of the shares entitled to vote will be required to ratify the appointment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
          RATIFICATION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.
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                                 PROPOSAL THREE

            INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
                  UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     Our board of directors has determined that it is in the best interests of the Company to increase the number of shares authorized for issuance under the employee stock purchase plan by 250,000. If you approve the increase, the total number of shares available to be issued under the plan will be 700,000, plus annual increases in January of each year equal to the lesser of (a) the number of shares underlying options granted in the immediately preceding year or (b) a lesser amount determined by our board of directors. After the purchase for the offering period ending April 30, 2000, there will be approximately 382,000 shares available for future offering periods under the employee stock purchase plan.

     You are being asked to approve a 250,000 increase in the number of shares authorized for issuance under our existing employee stock purchase plan, which is described below. The affirmative vote of a majority of the shares entitled to vote will be required to approve the increase.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     Our employee stock purchase plan was adopted by our board of directors in January 1999. The purpose of the employee stock purchase plan is to provide employees with an opportunity to purchase our common stock through payroll deductions.

ADMINISTRATION

     The employee stock purchase plan may be administered by the board of directors or a committee appointed by the board of directors. All questions of interpretation or application of the employee stock purchase plan are determined by the board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

ELIGIBILITY

     Any person who is employed by us for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the employee stock purchase plan; except that no employee shall be granted an option under the employee stock purchase plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of our stock, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

OFFERING PERIOD

     The employee stock purchase plan is implemented by offering periods lasting approximately six months in duration with a new offering period commencing every six months on the first trading day on or after May 1st and November 1st of each year. To participate in the employee stock purchase plan, each eligible employee must authorize payroll deductions pursuant to the employee stock purchase plan. Such payroll deductions may not exceed 20% of a participant's compensation. Once an employee becomes a participant in the employee stock purchase plan, common stock will automatically be purchased at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the employee stock purchase plan or the employee's employment with our company terminates. The board of directors has the power to change the duration of future offering periods, if such change is made and announced at least five days prior to the scheduled beginning of the first offering period to be affected.

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PURCHASE PRICE

     Shares of our common stock may be purchased under the employee stock purchase plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or
(ii) the last day of the purchase period. The fair market value of our common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal. The number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the purchase period by the purchase price.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 10,000 shares each purchase period. During the offering period, a participant may discontinue his or her participation in the employee stock purchase plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator.

     All payroll deductions made for a participant are credited to the participant's account under the employee stock purchase plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the employee stock purchase plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

WITHDRAWAL

     Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including disability or death, cancels his or her option and participation in the employee stock purchase plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the employee stock purchase plan.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     Subject to any required action by our stockholders, the number of shares reserved under the employee stock purchase plan as well as the price per share of common stock covered by each option under the employee stock purchase plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the board of directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

EFFECT OF DISSOLUTION OR LIQUIDATION

     In the event of the proposed dissolution or liquidation of the Company, the board of directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the board of directors shortens any purchase periods and offering periods then in progress, the board of directors shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

EFFECT OF MERGER OR ASSET SALE

     In the event of any merger, consolidation, acquisition of assets or like occurrence involving the Company, each option under the employee stock purchase plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the board of directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger, consolidation or asset sale. If the board of directors shortens any purchase periods and offering periods then in progress, the board of directors shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

AMENDMENT AND TERMINATION OF THE PLAN

     The board of directors may at any time terminate or amend the employee stock purchase plan. An offering period may be terminated by the board of directors at the end of any purchase period if the board of directors determines that termination of the employee stock purchase plan is in the best interests of the Company and its stockholders. Generally, no such termination can affect options previously granted. Stockholder approval for amendments to the employee stock purchase plan will be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. In any event, the employee stock purchase plan will terminate in January 2009, unless terminated earlier by the board of directors.

CERTAIN FEDERAL INCOME TAX INFORMATION

     The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the employee stock purchase plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The employee stock purchase plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee stock purchase plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

    THE BOARD OF DIRECTORS RECOMMENDS VOTE "FOR" THE 250,000 SHARE INCREASE
           IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE
                       1999 EMPLOYEE STOCK PURCHASE PLAN.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

     In addition to Messrs. Barnes and Gardner, the following persons are executive officers of the Company:

               NAME                 AGE                    POSITION
               ----                 ---                    --------
David N. Eliff....................  40    Executive Vice President, Finance and
                                          Administration, and Chief Financial Officer
Jack Peters.......................  59    Senior Vice President of Sales -- Americas
Robert Flynn......................  54    Senior Vice President, Marketing
Arthur Parker.....................  57    President/General Manager -- Europe, Middle
                                          East and Africa
Larry Scroggins...................  48    Senior Vice President, Business Development

BIOGRAPHIES

     DAVID N. ELIFF, age 40, has served as Executive Vice President, Finance and Administration, and Chief Financial Officer since May 15, 2000. Prior to joining us, Mr. Eliff served from July of 1995 until April of 2000 as Senior Vice President, Finance & Administration, and Chief Financial Officer at W-H Energy Services, Inc., a diversified, technology driven oilfield service company. Prior to that, Mr. Eliff held the position of director for the corporate recovery and business turnaround practice of PriceWaterhouseCoopers LLP. Mr. Eliff began his career with Arthur Andersen LLP in 1984. Mr. Eliff is currently completing his Presidential Key Executive M.B.A. degree from the Executive Programs at the George L. Graziadio School of Business and Management at Pepperdine University. Mr. Eliff, a licensed C.P.A., received his B.B.A. degree in accounting from the Texas Tech University.

     JACK PETERS, age 59, has served as Senior Vice President, Sales-Americas since November 11, 2000. Prior to joining us, Mr. Peters served as a Sales Director at NCR from December 1999 through November 2000 and from July 1997 through December 1999, Mr. Peters was a self-employed consultant focused on sales training. Mr. Peters also served as Vice President, Sales of HyperParallel Inc. from August 1996 through July 1997 and held various Vice President of Sales positions at NCR from February 1980 through July 1996. Mr. Peters received a B.A. degree in English from Southern Illinois University in 1964.

     ROBERT FLYNN, age 54, has served as Senior Vice President, Marketing and Strategy, since January 15, 2001. Prior to joining us, Mr. Flynn served as an independent consultant to the Company from September 1999 through August 2000 and held executive level positions in several companies, including eCustomers.com from September 1999 through August 2000; Cogit Corporation from July 1996 through September 1999; HyperParallel Inc. from January 1994 through June 1996; and Teradata Corporation from March 1984 through October 1992. Mr. Flynn received his B.S. degree in Mathematics from Hunter College, C.C.N.Y.

     ARTHUR PARKER, age 57, has served as President/General Manager -- Europe, Middle East and Africa, since January 8, 2001. Prior to joining us, Mr. Parker worked at IBM, where he served most recently as Vice President, Global Business Intelligence Solutions, IBM EMEA. Mr. Parker also served as a board member of

IBM UK and General Manager of IBM S/390 Server Business, IBM EMEA. Mr. Parker earned his B.S. degree from Leeds University.

     LARRY SCROGGINS, age 48, has served as Senior Vice President, Business Development, since January 29, 2001. Prior to joining us, Mr. Scroggins served as the Vice President, Channel Development of Acta Technology from May 1999 through January 2001 and from June 1997 through May 1999, as the Vice President, Marketing of Cogit Corporation. Mr. Scroggins has also held executive level positions at various companies, including Casablanca Information Serivices, Data-Cache, and Teradata/NCR. Mr. Scroggins earned his B.S. degree in Computing Science from Texas A&M University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2001, for:

     - each person whom we know beneficially owns more than 5% of our common stock;

     - each of our directors;

     - each of our named executive officers; and

     - all of our directors and executive officers as a group.

     Unless otherwise indicated, the address of each of the stockholders below is c/o Sagent Technology, Inc., 800 West El Camino Real, Suite 300, Mountain View, California 94040. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of March 31, 2001, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 36,515,887 shares of common stock outstanding as of March 31, 2001.

                                                    NUMBER OF SHARES    PERCENTAGE OF
                                                   BENEFICIALLY OWNED     OWNERSHIP
                                                   ------------------   -------------
5% STOCKHOLDERS:
Entities affiliated with El Dorado Ventures(1)...      2,230,135              6.1%
Entities affiliated with Special Situations(2)...      1,985,436             5.43%

DIRECTORS AND EXECUTIVE OFFICERS:
Kenneth C. Gardner(3)............................      1,137,637             3.16%
John E. Zicker(4)................................        718,000             1.97%
Klaus S. Luft(5)(6)..............................         35,281                *
Keith Maib(5)(7).................................         35,000                *
Shanda Bahles(5)(8)..............................      2,230,135              6.1%
Ben C. Barnes(9).................................        900,000             2.46%
Andre Boisvert...................................              0                *
David Eliff(10)..................................         62,499                *
Jack Peters(11)..................................         37,500                *
W. Virginia Walker(12)...........................         80,000                *
All officers and directors as a group (10
  persons).......................................      5,236,052            14.22%

---------------
  *  Less than 1%.

 (1) The address for El Dorado Ventures is 2884 Sand Hill Road, Suite 121, Menlo Park, California 94025.

 (2) The address for Special Situations is 153 E.53rd St., 55th Floor, New York, New York 10022. The number of shares of common stock held by entities affiliated with Special Situations is based on holdings as of April 27, 2001.

 (3) Includes 910,220 shares registered in the name of Kenneth C. Gardner and Patricia T. Gardner, Trustees of the Gardner Family Trust u/d/t dated September 6, 1996 and 119,085 shares registered in the name of Delaware Charter Guarantee & Trust Co., Trustee fbo Kenneth C. Gardner, IRA. Also includes an option granted to Kenneth C. Gardner to purchase 100,000 shares, which option is fully exercisable, and an option to purchase 8,332 shares exercisable within 60 days of March 31, 2001.

 (4) Includes 616,000 shares registered in the name of John E. Zicker and 100,000 shares registered in the name of Delaware Charter Guarantee & Trust Co., Trustee fbo John E. Zicker, IRA. Includes

     1,000 shares registered in the name of John Zicker as custodian for Anne Elizabeth Evans under the California Uniform Transfer to Minors Act until Age 18 and 1,000 shares registered in the name of John Zicker as custodian for Haley Kenan Evans under the California Uniform Transfer to Minors Act until Age 18 for which Mr. Zicker disclaims beneficial ownership of such securities.

 (5) Includes options to purchase 30,000 shares, which options are fully exercisable.

 (6) Includes 5,281 shares owned by ISAR-Vermogensverwaltung GbR mbH of which Mr. Luft has pecuniary interest, but with respect to which Mr. Luft has no voting or dispositive power and disclaims beneficial ownership.

 (7) Includes 5,000 shares registered in the name of Mr. Maib.

 (8) Ms. Bahles is a general partner of El Dorado Ventures, which holds 2,196,635 shares of our common stock. Ms. Bahles shares investment and voting control over and disclaims beneficial ownership of such shares. Ms. Bahles also holds 3,500 shares registered in her name.

 (9) Includes 150,000 shares registered in the name of Ben C. Barnes, all of which are subject to a repurchase option. Also includes an option to purchase 750,000 shares, which option is fully exercisable.

(10) Includes options to purchase 62,499 shares exercisable within 60 days of March 31, 2001.

(11) Includes an option to purchase 37,500 shares exercisable within 60 days of March 31, 2001.

(12) Ms. Walker resigned in May 2000 and all of her unexercised options have been cancelled.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation that we paid during the last three fiscal years to our Chief Executive Officer and our former Chief Executive Officer during fiscal 2000 and each of the four other most highly compensated executive (including former executive officers) officers whose annual salary plus bonus exceeded $100,000 during the fiscal year ended December 31, 2000.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION              AWARDS
                                         -----------------------------------   ------------
                                                                   OTHER                          ALL
                                                                   ANNUAL       SECURITIES       OTHER
                                                                COMPENSATION    UNDERLYING    COMPENSATION
              NAME                 YEAR  SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)       ($)(2)
              ----                 ----  ---------   --------   ------------   ------------   ------------
Ben C. Barnes(3).................  2000   171,452    275,000     2,242,250       750,000        3,814
  President and Chief Executive    1999        --         --            --            --           --
  Officer                          1998        --         --            --            --           --
Kenneth C. Gardner(4)............  2000   293,638         --            --            --          162
  Chairman of the Board and
     former                        1999   225,000     72,238            --            --          348
  Chief Executive Officer          1998   225,000     90,000            --            --          366
David N. Eliff(5)................  2000   127,901                       --       350,000           53
  Executive Vice President,
     Finance                       1999        --         --            --            --           --
  and Administration, and Chief
  Financial Officer                1998        --         --            --            --           --
Jack Peters(6)...................  2000    33,962         --        50,000       150,000           --
  Senior Vice President, Sales --  1999        --         --            --            --           --
  Americas                         1998        --         --            --            --           --
John E. Zicker(7)................  2000   169,403         --            --            --           88
  Former Executive Vice
     President,                    1999   187,499     42,141            --            --          120
  Technology, and Chief
  Technology Officer               1998   150,000     60,000            --            --          120
W. Virginia Walker(8)............  2000   180,181         --            --            --          204
  Former Executive Vice
     President,                    1999   182,550     51,188            --        70,000          240
  Finance and Administration, and
  Chief Financial Officer          1998   173,965     69,586            --       180,000          240

---------------
(1) Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus for the executive officer. With respect to Mr. Barnes, other annual compensation consists of a $500,000 signing bonus and 150,000 shares of restricted stock subject to vesting and a repurchase right. Based on the $11.625 closing price of our common stock on August 4, 2000 multiplied by 150,000, minus the amount paid for the shares by Mr. Barnes, the value of these shares is $1,742,250. With respect to Mr. Peters, other annual compensation consists of a $50,000 signing bonus.

(2) Consists of premiums paid on term life insurance.

(3) Mr. Barnes joined us in August 2000. As part of his employment agreement, Mr. Barnes earned, but has not yet been paid, a $275,000 bonus in 2000.

(4) Mr. Gardner served as our Chief Executive Officer until August 2000 and continues to serve as Chairman of the Board.

(5) Mr. Eliff joined us in May 2000.

(6) Mr. Peters joined us in November 2000.

(7) Mr. Zicker resigned as our Executive Vice President, Technology and CTO in September 2000.

(8) Ms. Walker resigned in May 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted to our Chief Executive Officer, our former Chief Executive Officer and our four most highly compensated executive officers (including former executive officers) during the fiscal year ended December 31, 2000. We have never granted any stock appreciation rights. All option grants listed below were made under our 1998 Stock Plan.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000

                                          INDIVIDUAL GRANT
                        ----------------------------------------------------     POTENTIAL REALIZABLE
                                      PERCENT OF                                   VALUE AT ASSUMED
                        NUMBER OF        TOTAL                                   ANNUAL RATES OF STOCK
                        SECURITIES      OPTIONS      EXERCISE                   PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED IN       PRICE                        OPTION TERM(3)
                         OPTIONS      FISCAL YEAR    ($/SHARE)    EXPIRATION    -----------------------
         NAME            GRANTED          (1)           (2)          DATE        5% ($)       10% ($)
         ----           ----------    -----------    ---------    ----------    ---------    ----------
Ben C. Barnes(4)......   750,000        15.849       $11.1875      08/04/10     5,276,819    13,372,495
Kenneth C. Gardner....        --            --             --            --            --            --
David N. Eliff(5).....   350,000         7.396       $  5.098(6)         (5)    1,122,137     2,843,715
Jack Peters(7)........   150,000         3.169       $  1.875      12/08/10       176,877       448,240
John E. Zicker........        --            --             --            --            --            --
W. Virginia Walker....        --            --             --            --            --            --

---------------
(1) Based on an aggregate of 4,731,957 shares subject to options granted to employees pursuant to our 1998 Stock Option Plan, 1999 Director Plan and 2000 Non-Qualified Stock Option Plan in the fiscal year ended December 31, 2000, including shares granted to the named executive officers.

(2) All options were granted at exercise prices at the fair market value of our common stock on the date of grant.

(3) The potential realizable value is calculated based on the term of the ten-year option and assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates comply with the rules promulgated by the Securities and Exchange Commission and do not represent a prediction of our future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

(4) The option granted to Mr. Barnes vests as to 1/4 of the shares on August 4, 2001, and thereafter vests at a rate of 1/36 per month as to the remaining unvested shares. This option is early exercisable.

(5) On June 15, 2000, Mr. Eliff was granted an option to purchase 250,000 shares at a price of $6.25 per share that expires on June 15, 2010, and on October 30, 2000, Mr. Eliff was granted an option to purchase 100,000 shares at a price of $2.219 per share that expires October 30, 2010, such latter option to vest as to 100% of the underlying shares on October 31, 2001.

(6) Represents the weighted average exercise price of Mr. Eliff's June 15 and October 30, 2000 grants.

(7) Options granted to Mr. Peters vest at a rate of 1/24 per month.

AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning shares acquired upon exercise of stock options in fiscal year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000 for our Chief Executive Officer, our former Chief Executive Officer and our four most highly compensated executive officers (including former executive officers). Except as otherwise indicated, all options were granted under our 1998 Stock Plan.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                 OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                          ACQUIRED ON     VALUE     ---------------------------   ---------------------------
          NAME            EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ------------   --------   -----------   -------------   -----------   -------------
Ben C. Barnes...........         --           --      750,000              --         N/A            N/A
Kenneth C. Gardner(2)...         --           --       87,500          12,500         N/A            N/A
David N. Eliff..........         --           --       36,458         313,542         N/A            N/A
Jack Peters.............         --           --        6,250         143,750         N/A            N/A
John E. Zicker..........         --           --           --              --          --             --
W. Virginia Walker......     16,040      $75,425           --              --          --             --

---------------
(1) Based on the $1.625 per share closing price of our common stock on December 29, 2000 (the last market trading day in 2000), none of the outstanding exercisable or unexercisable options listed are in-the-money.

(2) This option was issued pursuant to our 1995 Stock Plan.

                              CERTAIN TRANSACTIONS

AGREEMENTS AND ARRANGEMENT WITH EXECUTIVE OFFICERS

     In August 2000, we entered into an employment agreement with Ben Barnes, our President and Chief Executive Officer. The employment agreement provides that Mr. Barnes will receive, among other things, the following: (i) an annual base salary of not less than $425,000, (ii) annual bonuses based on performance,
(iii) an annual bonus of $275,000 for 2000, (iv) a signing bonus of $500,000,
(v) options to purchase 750,000 shares of common stock at an exercise price of $11.1875 per share, subject to a four-year vesting schedule, (vi) 150,000 shares of restricted common stock at $0.01 per share, subject to a four-year vesting schedule, (vii) the payment of up to three mortgage points towards the purchase of a home; (viii) an interest-free $750,000 loan for use towards the purchase of a home, which loan would be forgiven over a period of five years provided Mr. Barnes continues to be employed with us, and (ix) a $2,000,000 loan for use towards the purchase of a home bearing simple interest at a rate of 5% per year and maturing in five years, and of which $1,000,000 is to be secured by a lien against Mr. Barnes' home. At this time, the lien has not yet been placed on Mr. Barnes' home. As of March 31, 2001, $2,761,667 in unpaid principal and interest was outstanding under the two loans.

     In the event Mr. Barnes' employment is terminated without cause or terminates his employment with us for good reason, Mr. Barnes will receive the following: (i) severance pay in an amount equal to his annual base salary, (ii) the pro-rated amount of his annual bonus based on performance targets met as of the termination date, (iii) accelerated vesting of 50% of the unvested portion of his options if the termination occurs prior to August 4, 2001, (iv) accelerated vesting of 100% of the unvested portion of his options if the termination occurs on or after August 4, 2001, and (v) accelerated vesting of 100% of his restricted stock.

     In May 2000, we entered into a letter agreement with David Eliff, our Executive Vice President, Finance and Administration, and Chief Financial Officer. The letter agreement provides that Mr. Eliff will receive, among other things, (1) an annual base salary of $180,000, (ii) quarterly bonuses (iii) options to purchase up to 250,000 shares of common stock at an exercise price of $6.25 per share, subject to a four-year vesting schedule, and (iv) a $400,000 loan for use towards the purchase of a home bearing interest at a rate of 7.5% per year and maturing in five years. As of March 31, 2001, $417,500 in unpaid principal and interest was outstanding under the loan.

     In November 2000, we entered into a letter agreement with John W. Peters, our Senior Vice President, Sales -- Americas. The letter agreement provides that Mr. Peters will receive, among other things, (i) an annual base salary of $200,000, (ii) an annual bonus of $400,000 based on the achievement of revenue targets,

(iii) a signing bonus of $50,000, (iv) options to purchase 150,000 shares of common stock, subject to a four-year vesting schedule, (v) a lump sum payment equal to his annual base salary in the event we undergo a change of control and his position is eliminated and another position of equivalent rank is not available, and (vi) severance pay equal to his annual base salary in the event he is terminated without cause.

     In January 2001, we entered into a letter agreement with Robert L. Flynn, our Senior Vice President, Marketing and Strategy. The letter agreement provides that Mr. Flynn will receive, among other things, (i) an annual base salary of $200,000, (ii) an annual bonus of $100,000 based on achievement of milestones,
(iii) options to purchase 150,000 shares of common stock at an exercise price of $2.063 per share, subject to a four-year vesting schedule, and (iv) severance pay equal to 50% of his annual base salary in the event we undergo a change of control and his position is eliminated.

     During 2000 and prior to becoming an employee, Mr. Flynn served as a consultant and received total compensation from us of $64,000.

     In January 2001, we entered into a service agreement with Arthur Parker, our President/General Manager -- Europe, Middle East and Africa. The service agreement provides, among other things, that Mr. Parker: (i) will be employed with us for a term of at least 17 months, unless terminated earlier by us or Mr. Parker upon at least three months' notice, subject to exceptions based on terminations for cause or disability, (ii) will receive an annual base salary of $250,000, (ii) will receive a quarterly bonus based on revenues recognized for Europe, Middle East and Africa, and (iii) will receive a signing bonus of $250,000, which amount will be repaid to us in the event Mr. Parker resigns prior to December 31, 2001. In addition, the service agreement provides that (i) in the event we undergo a change of control and Mr. Parker is subsequently terminated for reasons other than cause or terminates his employment with us for good reason, he will receive a severance payment of $400,000, and (ii) in the event Mr. Parker is terminated for reasons other than cause, he will receive a severance payment equal to his annual base salary, plus other amounts to compensate Mr. Parker for the loss of other contractual benefits such as bonus and insurance.

     In January 2001, we entered into a letter agreement with Larry Scroggins, our Senior Vice President, Business Development. The letter agreement provides, among other things, that Mr. Scroggins will receive the following: (1) an annual base salary of $200,000, (ii) an annual bonus of $100,000 based on the achievement of revenue targets, (iii) options to purchase 120,000 shares of common stock at an exercise price of $2.063 per share, subject to a four-year vesting schedule, and (iv) severance pay of $100,000 in the event he is terminated pursuant to a change of control.

     Our board has adopted an executive change of control policy applicable to our key executives, including Messrs. Ben Barnes, Kenneth Gardner, David Eliff, John W. Peters, Robert L. Flynn, Larry Scroggins and Arthur Parker. The policy provides that options granted to key executives will be assumed upon a change of control. Furthermore, if a key executive remains an employee at the time of the change of control, the vesting of that individual's key executive options will accelerate, and our right to repurchase will lapse, as to 50% of the unvested portion of such options. If a key executive is terminated for any reason other than for cause or terminates employment for good reason during the one-year period after the date of the change of control, then the remaining unvested portion of such key executive options will accelerate and become immediately exerciseable, and our right to repurchase the applicable portion of such shares will lapse.

     In February 1998 Virginia Walker, our former Executive Vice President, Finance and Administration, and Chief Financial Officer, exercised options to purchase a total of 180,000 shares of our common stock. Ms. Walker paid the total exercise price of $522,000 by delivering three full-recourse promissory notes bearing an interest rate of 5.47% per year compounding semiannually. The notes are secured by the shares of common stock purchased by Ms. Walker. Pursuant to a termination agreement between us and Ms. Walker, the maturity of the notes has been extended to June 2002. As of March 31, 2001, $619,121 in unpaid principal and interest was outstanding under the notes.

     In June 1999, Malcolm Hobbs, our former Executive Vice President, Marketing, exercised options to purchase a total of 120,000 shares of our common stock. Mr. Hobbs paid the total exercise price of $960,000 by delivering two full-recourse promissory notes bearing an interest rate of 5.47% per year compounding semiannually. The notes are secured by the shares of common stock purchased by Mr. Hobbs. Pursuant to a termination agreement between us and Mr. Hobbs, the maturity of the notes has been extended to January 2003. As of March 31, 2001, $1,054,495 in unpaid principal and interest was outstanding under the notes.

AGREEMENTS AND ARRANGEMENTS WITH DIRECTORS

     During 2000, we recognized revenues of $780,000 from licenses and services sold to NetAcumen. Our Chairman, Kenneth C. Gardner, serves as a member of their board of directors.

     Klaus S. Luft, one of our directors, sublet property to Sagent Technology Gmbh, a wholly-owned subsidiary pursuant to a sublease arrangement that expired in April 2001. During 2000, Mr. Luft received payments of approximately $35,000 under the sublease arrangement.

     During 2000, Sagent Technology GmbH also provided consulting services to Mr. Luft. The amount paid for such services was approximately $130,000.

     In June 1998, Mr. Luft entered into a license agreement with Sagent Technology GmbH, which was amended in December 1999. A maintenance agreement was also entered into between Mr. Luft and Sagent Technology GmbH in March 2001.

OTHER TRANSACTIONS

     We have entered into indemnification agreements with each of our executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

     We have granted options to certain of our executive officers and directors as more further described in "Director Compensation," "Security Ownership of Certain Beneficial Owners and Management" and "Executive Officer Compensation."

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. It also administers our employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer, should be influenced by our performance. The Committee establishes the salaries and bonuses of all of the executive officers by considering (i) our financial performance for the past year, (ii) the achievement of certain objectives related to the particular executive officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that our executive officer salaries and bonuses in the last fiscal year were comparable in the industry for similarly-sized businesses.

     In addition to salary and bonus, the Committee, from time to time, grants options to executive officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to our stock price, the Committee believes that options motivate executive officers to manage the company in a manner which will also benefit shareholders. As such, options are granted at the current market price. And one of the principal factors considered in granting options to an executive officer is the executive officer's ability to influence our long-term growth and profitability.

                                          Compensation Committee of the
                                          Board of Directors

                                          Shanda Bahles
                                          Klaus S. Luft
                                          Keith Maib

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of our Board of Directors serves as the representative of the Board (see Audit Committee Charter, Appendix A) for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and our Standards of Business Conduct. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, KPMG, LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with our management and independent accountants.

          2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the Nasdaq rules.

     The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

                                          Audit Committee of the
                                          Board of Directors

                                          Keith Maib
                                          Shanda Bahles
                                          Jeffrey T. Webber

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                             AUDIT AND RELATED FEES

AUDIT FEES:

     Audit fees billed to us by KPMG, LLP during the fiscal year ended December 31, 2000 for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $515,000. Audit fees billed to us by PriceWaterhouseCoopers, LLP during the fiscal year ended December 31, 2000 for review of our financial statements included in our quarterly reports on Form 10-Q totaled $32,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

     We did not engage KPMG, LLP to provide advice us regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES:

     KPMG, LLP did not provide any non-audit services to us during the fiscal year ended December 31, 2000.

     The Audit Committee has determined that the provision of non-audit services is compatible with KPMG, LLP independence.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Composite Index-U.S. and the JP Morgan H&Q Technology Index. The graph assumes that $100 was invested on April 13, 1999, the date of the Company's initial public offering, in our common stock and in the indices shown below, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
[PERFORMANCE GRAPH]

                                                   SAGENT TECHNOLOGY,             NASDAQ STOCK                JP MORGAN H&Q
                                                          INC.                    MARKET (U.S.)                TECHNOLOGY
                                                   ------------------             -------------               -------------
4/13/99                                                  100.00                      100.00                      100.00
6/99                                                      95.83                      104.21                      113.98
9/99                                                     104.86                      106.81                      120.58
12/99                                                    332.64                      157.86                      197.35
3/00                                                     320.14                      177.19                      222.62
6/00                                                     158.33                      154.07                      199.96
9/00                                                      84.03                      141.78                      196.32
12/00                                                     15.28                       94.90                      127.58

     THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          BY THE ORDER OF THE BOARD OF
                                          DIRECTORS OF SAGENT TECHNOLOGY, INC.

                                          /s/ KENNETH C. GARDNER

                                          Kenneth C. Gardner
                                          Chairman of the Board
Mountain View, California
Dated: April 30, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                            SAGENT TECHNOLOGY, INC.

PURPOSE:

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Sagent Technology, Inc., and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

     The Audit Committee will consist of at least two (2) members of the Board, all of whom shall be independent directors, in accordance with the rules of the NASD. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

          2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

          3. Reviewing the independent auditors' proposed audit scope and approach;

          4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          5. Reviewing the performance of the independent auditors;

          6. Recommending the appointment of independent auditors to the Board of Directors;

          7. Reviewing fee arrangements with the independent auditors;

          8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

          9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

          10. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

          11. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

          12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          15. Reviewing related party transactions for potential conflicts of interest; and

          16. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

     The Audit Committee will meet at least two (2) times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS:

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

PROXY                                                                      PROXY

                             SAGENT TECHNOLOGY, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 31, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Sagent Technology, Inc., a Delaware Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated May 2, 2001, the Proxy Statement, dated April 30, 2001, and the 2000 SEC Form 10-K, and appoints Ben Barnes and David N. Eliff and each of them proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held on May 31, 2001 at 2:00 p.m. (Pacific Time) at 800 West El Camino Real, Suite 300, Mountain View, CA 94040, any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, or the matters set forth on the reverse side:

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND
        DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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                            - FOLD AND DETACH HERE -

                             SAGENT TECHNOLOGY, INC.

                                                             Please mark    /X/
                                                            your votes as
                                                             indicated in
                                                            this example.


1. ELECTION OF DIRECTORS
   The election of the following persons as Class II directors of the Company to Serve for a term of three years and until their successors shall be duly elected and qualified

                                               FOR BOTH
                                                (Except
                             WITHHOLD         Nominee(s)
               FOR ALL          ALL         written below)
                / /             / /               / /


   Nominees:  Keith Maib
              Andre Boisvert


   Instruction: To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below:

   ____________________________________________________________________________


2. To ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2001.

                         FOR    AGAINST    ABSTAIN
                         / /      / /        / /

3. To increase the number of shares authorized for issuance under the 1999 Employee Stock Purchase Plan by 250,000.

                         FOR    AGAINST    ABSTAIN
                         / /      / /        / /

   I plan to attend the meeting

                              YES           NO
                              / /           / /


The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.



Signature(s)______________________________________________Dated:__________, 2001
Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing, if stock is registered in two names, both should sign.


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